Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-166996) pertaining to the Tengion, Inc.  Amended and Restated 2004 Stock Incentive Plan and 2010 Stock Option and Incentive Plan of our report dated March 30, 2011, with respect to the financial statements of Tengion, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, PA
March 30, 2011